EXHIBIT 23.2



			 CONSENT OF INDEPENDENT ACCOUNTANTS


		    We consent to  the incorporation by  reference in  this
	  Registration Statement on Form S-3 of our report dated February 11, 1994 on our audits of the consolidated financial statements and financial statement schedule of Mirage Resorts, Incorporated as of December 31, 1993, and for the years ended December 31, 1993 and 1992, included in the Annual Report on Form 10-K for the year ended December 31, 1994 of Mirage Resorts, Incorporated. We also consent to the reference to our firm in the Prospectus included in this Registration Statement under the caption "Experts."



	  COOPERS & LYBRAND L.L.P.

	  Las Vegas, Nevada
	  December 20, 1995